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                                                                    Exhibit 99.1

Please mark your votes as indicated in this example [X]

Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied,the proxy will be voted "FOR" proposal 1.

1. To approve the Agreement and Plan of Reorganization, dated as of November 18, 1999, and as amended as of January 18, 2000 (as amended, the "Merger Agreement"), by and between Napa and Wells Fargo & Company ("Wells Fargo") pursuant to which, among other things, a wholly-owned subsidiary of Wells Fargo will merge with and into Napa (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement, a copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the Board of Directors and officers of Napa as may be necessary or appropriate to carry out the intent and purposes of the Merger.

      FOR   AGAINST   ABSTAIN
      [_]     [_]       [_]

2. In the discretion of the persons appointed proxies hereby to vote on such other matters as may properly come before the special meeting.

Signature ___________________ Signature ___________________ Dated: _____________
NOTE: Please sign as name appears hereon. If stock is owned by more than one person, all owners should sign. Persons signing as executors administrators, trustees, or in similar capacities should so indicate.

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                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                  BOARD OF DIRECTORS OF NAPA NATIONAL BANCORP

                     FORM OF PROXY FOR SPECIAL MEETING OF
                     SHAREHOLDERS OF NAPA NATIONAL BANCORP

     The undersigned hereby appoints Michael D. Irwin, Brian J. Kelly and C. Richard Lemon, or any of them, as proxies to vote all shares of common stock the undersigned is entitled to vote at the special meeting of shareholders of Napa National Bancorp ("Napa") to be held on Thursday, March 16, 2000, or at any adjournment or postponement thereof, as follows, hereby revoking any proxy previously given:



               (Continued, and to be signed on the reverse side)






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